                                                                    Exhibit 4.11

                            IVIVI TECHNOLOGIES, INC.

                              CONSULTANT'S WARRANT

NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND NEITHER THIS WARRANT NOR SUCH SHARES MAY BE SOLD, ENCUMBERED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENT, AND, IF AN EXEMPTION SHALL BE APPLICABLE, THE HOLDER SHALL HAVE DELIVERED AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

    VOID AFTER 5:00 P.M., NEW YORK CITY TIME, ON THE LAST DAY OF THE EXERCISE
                            PERIOD, AS DEFINED BELOW

                          COMMON STOCK PURCHASE WARRANT

                                       OF

                            IVIVI TECHNOLOGIES, INC.

     This is to certify that, FOR VALUE RECEIVED, _________ ("Holder"), is entitled to purchase, subject to the provisions of this Common Stock Purchase Warrant (this "Warrant"), from IVIVI Technologies, Inc. a New Jersey corporation (the "Company"), at an initial exercise price per share of ___________________ (the "Initial Exercise Price"), subject to adjustment as provided in this Warrant, _______________________ shares of common stock, no par value ("Common Stock"): The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Stock," and the exercise price for the purchase of a share of Common Stock pursuant to this Warrant in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price."

     1. ISSUANCE OF WARRANT. This Warrant is being issued in connection with consulting services rendered by ___________ to the Company and its affiliate ADM Tronics Unlimited, Inc., a Delaware corporation ("ADMT"').

          "IVIVI Warrant" means this Warrant for the purchase of the number of shares of Common Stock of the Company noted above.

          "ADMT Warrant" shall mean the Warrant for the purchase of 184,140 shares of common stock of ADMT, which was issued to the Holder concurrently with the issuance of the IVIVI Warrant. The ADMT Warrant is sometimes referred to herein as the "Corresponding ADMT Warrant".

          "Approved Market" shall mean any public market on which the IVIVI Common Stock is trading (it being understood that the Pink Sheets Quotation Service shall not qualify as an Approved Market for these purposes, but the Over the Counter Bulletin Board maintained by NASDAQ, Inc. is an Approved Market).

          "Convertible Securities" shall mean evidences of indebtedness, shares of stock or other securities, which are convertible into or exchangeable, with or without payment of additional consideration in cash or property, for shares of Common Stock, either immediately or upon the occurrence of a specified date or a specified event.

          "Exercise Period" shall mean the period commencing on February 11, 2005 and ending at 5 p.m., eastern time on February 11, 2010.

          "Permitted Issuances" shall mean: (i) Common Stock issued pursuant to a stock split or subdivision, (ii) Common Stock issuable or issued to employees, consultants or directors of the Company directly or pursuant to a stock plan or other compensation arrangement approved by the Board of Directors of the Company, provided; however, that such issuances, in the aggregate, shall be less than 271,000 shares of IVIVI until such time as the shares of Common Stock underlying the Warrant are registered for resale with the SEC and listed for trading on an Approved Market, (iii) Common Stock issued or issuable upon conversion of the Warrants or any other securities exercisable or exchangeable for, or convertible into shares of Common Stock outstanding as of May 20, 2004, and (iv) shares of Common Stock issued or issuable in a transaction approved in advance by the holders of more than 50% of the then outstanding Warrants.

     2. EXERCISE OF WARRANT/REGISTRATION RIGHTS.

     (a) This IVIVI Warrant may be exercised in whole or in part at any time or from time to time from the date that the Common Stock of the Company is listed on an Approved Market, and that the shares of Common Stock issuable upon exercise of this IVIVI Warrant have been registered for resale with the SEC until the end or the Exercise Period by presentation and surrender of this LVIVI Warrant and the ADMT Warrants the Company at its principal office, or at the office of its stock transfer agent, if any, with the Purchase Form annexed to this IVIVI Warrant duly executed and accompanied by payment of the Exercise Price for the number of shares of Common Stock specified in. the Purchase Form in cash (the Holder will receive no consideration for the surrender of the ADMT Warrant). If this IVIVI Warrant should be exercised in part only, the Company shall, upon surrender of this IVIVI Warrant (and the ADMT Warrants) for cancellation, execute and deliver a new IVIVI Warrant (and the ADMT Warrants) evidencing the rights of the Holder hereof to purchase the balance of the shares of Common Stock purchasable hereunder. Upon receipt by the Company of this IVIVI Warrant at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. As soon as practicable after each exercise of this Warrant, in whole or in part, and in any event within seven (7) days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder hereof or, subject to Section 6 hereof, as the Holder (upon payment by the Holder of any applicable transfer taxes) may direct a certificate or certificates (with appropriate restrictive legends, as applicable) for the number of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock to which the Holder shall be entitled upon exercise plus, in lieu of any fractional share to which the Holder would otherwise be entitled.

     (b) The Company shall use its best efforts to file a registration statement (the "Registration Statement") registering the Warrant Stock with the SEC under the Securities Act of 1933, as amended (the "Act") within 60 days following the closing of the Offering.

     (c) If, at any time while this Warrant is exercisable, the Company proposes to register any of its securities under the Securities Act for sale to the public for its own account or for the account of other security holders (other than registration statements on Forms S-4 or S-8 or another form not available for registering the securities underlying this Warrant for sale to the public), each such time it will give written notice thereof to Holder of its intention so to do (such notice to be given at least fifteen (15) days prior to the filing thereof). Upon the written request of Holder (which request shall specify the number of securities underlying this Warrant intended to be disposed of by the Holder and the intended method of disposition thereof), received by the Company within ten (10) days after giving of any such notice by the Company, to register any of the Holder's securities underlying this warrant, the Company shall include in such registration statement all or any part of such securities underlying this Warrant as Holder requests to be registered.

     3. RESERVATION OF SHARES; FRACTIONAL SHARES. The Company hereby agrees that at all times there shall be reserved for issuance and/or delivery upon exercise of this Warrant such number of shares of Common Stock as shall be required for issuance and delivery upon exercise of this Warrant. No fractional shares or script representing fractional shares shall be issued upon the exercise of this Warrant. Instead, the Company will round up to the nearest whole share.

     4. EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF WARRANT. This IVIVI Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof (along with the Corresponding ADMT Warrant) to the Company or at the office of its stock transfer agent, if any, for other IVIVI Warrants (and Corresponding ADMT Warrants) of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Upon surrender of this IVIVI Warrant (and Corresponding ADMT Warrant) to the Company or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new IVIVI Warrant (and Corresponding ADMT Warrant) in the name of the assignee named in such instrument of assignment and this IVIVI Warrant (and Corresponding ADMT Warrant) shall promptly be canceled. This IVIVI Warrant (and Corresponding ADMT Warrant) may be divided or combined with other IVIVI Warrants (and Corresponding ADMT Warrants) which carry the same rights upon presentation hereof at the office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new IVIVI Warrants (and Corresponding ADMT Warrants) are to be issued and signed by the Holder hereof. The term "Warrant" and "IVIVI Warrant" as used herein includes any IVIVI Warrants into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

     5. RIGHTS AND OBLIGATIONS OF THE HOLDER. The Holder shall not, by virtue of this Warrant, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein. In addition, no provision hereof, in the absence of affirmative action by Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of Holder hereof, shall give rise to any liability of such Holder for the purchase price of any Common Stock or as a stockholder of Company, whether such liability is asserted by Company or by creditors of Company.

     6. ANTI-DILUTION PROVISIONS. The Exercise Price in effect at any time and the number and kind of securities purchasable upon exercise of each Warrant shall be subject to adjustment as follows and the Company shall give each Holder notice of any event described below which requires an adjustment pursuant to this Section 6 at the time of such event:

Stock Dividends, Subdivisions and Combinations. If at any time Company shall:

                    1 take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, shares of Common Stock,

                    2 subdivide or reclassify its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

                    3 combine or reclassify its outstanding shares of Common Stock into a smaller number of shares of Common Stock or otherwise effect a reverse stock split, then (i) the number of shares of Common Stock for which this Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which this Warrant is exercisable immediately prior to the occurrence of such event, or the record date therefor, whichever is earlier, would own or be entitled to receive after the happening of such event, and (ii) the Exercise Price(s) shall be adjusted to equal (A) the Exercise Price immediately prior to such event multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the number of shares for which this Warrant is exercisable immediately after such adjustment.

                    1 Certain Other Distributions and Adjustments.

                         1 If at any time Company shall take a record of the
holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution of:

                              1 cash,

                              2 any evidences of its indebtedness, any shares of
its stock or any other securities or property of any nature whatsoever (other than Convertible Securities or shares of Common Stock), or

                              3 any warrants or other rights to subscribe for or
purchase any evidences of its indebtedness, any shares of its stock or any other securities or property of any nature whatsoever (other than Convertible Securities or shares of Common Stock),

then Holder, upon exercise of this Warrant, shall be entitled to receive such dividend or distribution as if Holder had exercised this Warrant.

                    1 A reclassification of the Common Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by Company to the holders of its Common Stock of such shares of such other class of stock and in such event Holder shall be entitled to receive such distribution as if Holder had exercised this Warrant and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock within the meaning of Section 6(a).

               1 Issuance of Additional Shares of Common Stock.

                    1 If at any time the Company shall issue or sell any shares of Common Stock in exchange for consideration in an amount per share of Common Stock less than the then current Exercise Price, other than Permitted Issuances, then (A) the Exercise Price shall be adjusted so that it shall equal the price determined by multiplying the

Exercise Price in effect immediately prior to such event by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance plus the number of additional shares of Common Stock which the aggregate offering price would purchase based upon the Exercise Price, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance plus the number of additional shares of Common Stock issued or issuable in such offering, and (B) the number of shares of Common Stock for which this Warrant is exercisable shall be adjusted to equal the product obtained by multiplying the Exercise Price in effect immediately prior to such issue or sale by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such issue or sale and dividing the product thereof by the Exercise Price resulting from the adjustment made pursuant to clause (A) above.

                    2 The provisions of paragraph (i) of this Section 6(c) shall not apply to any issuance of shares of Common Stock for which an adjustment is provided under Section 6(a) or 6(b). No adjustment of the number, of shares of Common Stock for which this Warrant shall be exercisable shall be made under paragraph (i) of this Section 6(c) upon the issuance of any shares of Common Stock which are issued pursuant to the exercise of any warrants or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any Convertible Securities, if any such adjustment shall previously have been made upon the issuance of such warrants or other rights or upon the issuance of such Convertible Securities (or upon the issuance of any warrant or other rights therefor) pursuant to Section 6(d) or Section 6(e).

               2 Issuance of Warrants or Other Rights. If at any time Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which Company is the surviving corporation) issue or sell, any warrants or other rights to subscribe for or purchase any shares of Common Stock or any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such warrants or other rights or upon conversion or exchange of such Convertible Securities shall be less than the Trigger Price, then the number of shares for which this Warrant is exercisable and the Exercise Price shall be adjusted as provided in Section 6(c) on the basis that the maximum number of shares of Common Stock issuable pursuant to all such warrants or other rights or necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued and outstanding and the Company shall be deemed to have received all the consideration payable therefor, if any, as of the date of issuance of such warrants or other rights. No further adjustment of the Exercise Price(s) shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon exercise of such warrants or other rights or upon the actual issuance of such Common Stock upon such conversion or exchange of such Convertible Securities.

               3 Issuance of Convertible Securities. If at any time Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which Company is the surviving corporation) issue or sell, any Convertible Securities, whether or not


                                       -6
the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange shall be less than the then current Exercise Price, then the number of shares of Common Stock for which this Warrant is exercisable and the Exercise Price shall be adjusted as provided in Section 6(c) on the basis that the maximum number of shares of Common Stock necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued and outstanding and Company shall have received all of the consideration payable therefor, if any, as of the date of issuance of such Convertible Securities. If any issue or sale of Convertible Securities is made upon exercise of any warrant or other right to subscribe for or to purchase any such Convertible Securities for which adjustments of the number of shares of Common Stock for which this Warrant is exercisable and the Exercise Price have been or are to be made pursuant to Section 6(d), no further adjustment of the number of shares of Common Stock for which this Warrant is exercisable and the Exercise Price shall be made by reason of such record, issue or sale.

               4 No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one cent ($0.01) in such price; provided, however, that any adjustments which by reason -of this Section 6(f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
Section 6(f) shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

               5 The Company may retain a firm of independent public accountants of recognized standing selected by the Board (who may be the regular accountants employed by the Company) to make any computation required by this Section 6.

               6 In the event that at any time, as a result of an adjustment made pursuant to Section 6(a), (b) or (c) of this Warrant, the Holder of any Warrant thereafter shall become entitled to receive any shares of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Sections 6(a) through
(g), inclusive, of this Warrant.

               7 Notwithstanding the foregoing, no adjustment shall be effected due to, or as a result of, any Permitted Issuances.

               8 Other Action Affecting Common Stock. In case at any time or from time to time Company shall take any action in respect of its Common Stock, other than any action described in this Section 6, then, unless such action will not have a materially adverse effect upon the rights of the Holders, the number of shares of Common Stock or other stock for which this Warrant is exercisable and/or the purchase price thereof shall be adjusted in such manner as may be equitable in the circumstances.

     7. REDEMPTION. This IVIVI Warrant shall not be redeemable by the Company at anytime.

     8. OFFICER'S CERTIFICATE. Whenever the Exercise Price(s) shall be adjusted as required by the provisions of Section 6 of this Warrant, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer's certificate showing the adjusted Exercise Price(s) and the adjusted number of shares of Common Stock issuable upon exercise of each Warrant, determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment, including a statement of the number of additional shares of Common Stock, if any, and such other facts as shall be necessary to show the reason for and the manner of computing such adjustment. A copy of each such officer's certificate shall be forwarded to Holder.

     9. NOTICES TO WARRANT HOLDERS. So long as this Warrant shall be outstanding, (1) if the Company shall pay any dividend or make any distribution upon Common Stock, or (2) if the Company shall offer to the holders of Common Stock for subscription or purchase by them any share of any class or any other rights, or (3) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another entity, tender offer transaction for the Company's Common Stock, sale, lease or transfer of all or substantially all of the property and assets of the Company, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, or (4) if the Company shall file a registration statement under the Securities Act, on any form other than on Form S-4 or S-8 or any successor form, then in any such case, the Company shall cause to be mailed by certified mail to the Holder, at least ten days prior to the date specified in clauses (1), (2), (3) or (4), as the case may be, of this
Section 9 a notice containing a brief description of the proposed action and stating the date on which (i) a record is to be taken for the purpose of such dividend, distribution or rights, or (ii) such reclassification, reorganization, consolidation, merger, tender offer transaction, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Common Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up, or
(iii) such registration statement is to be filed with the Securities and Exchange Commission.

     10. RECLASSIFICATION, REORGANIZATION OR MERGER. In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company, or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing or surviving corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant) or in case of any sale, lease or conveyance of all or substantially all of the assets of the Company, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that (i) the Holder shall have the right thereafter by exercising this Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock which could have been purchased upon exercise of this Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance, and (ii) the successor or acquiring entity shall expressly assume the due and punctual observance and performance of each covenant and condition of this Warrant to be performed and observed by Company and all obligations and liabilities hereunder (including but not limited to the provisions of Section 3 regarding the increase in the number of shares of Warrant Stock potentially issuable hereunder). Any such provision shall include provision for adjustments which shall be as nearly equivalent as possible to the adjustments provided for in this Warrant. The foregoing provisions of this Section 10 shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances. In the event that in connection with any such capital reorganization or reclassification, consolidation, merger, sale or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole in part, for a security of the Company other than Common Stock, any such issue shall be treated as an issuance of Common Stock covered by the provisions of
Section 6 of this Warrant.

     11. TRANSFER TO COMPLY WITH THE SECURITIES ACT OF 1933. This Warrant or the Warrant Stock or any other security issued or issuable upon exercise of this Warrant may not be sold or otherwise disposed of except as follows:

          1 to a person who, in the opinion of counsel for the Company, is a person to whom this Warrant or Warrant Stock may legally be transferred without registration and without the delivery of a current prospectus under the Act with respect thereto and then only against receipt of an agreement of such person to comply with the provisions of this Section 11 with respect to any resale or other disposition of such securities which agreement shall be satisfactory in form and substance to the Company and its counsel; or

          2 to any person upon delivery of a prospectus then meeting the requirements of the Act relating to such securities and the offering thereof for such sale or disposition.

     12. GOVERNING LAW; JURISDICTION. The corporate laws of the State of New Jersey shall govern all issues concerning the relative rights of the Company and its stockholders. All issues concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to the principles of conflicts of law thereof. The parties hereto agree that venue in any and all actions and proceedings related to the subject matter of this Warrant shall be in the state and federal courts in and for New York, New York, which courts shall have exclusive jurisdiction for such purpose, and the parties hereto irrevocably submit to the exclusive jurisdiction of such courts and irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding. Service of process may be made in any manner recognized by such courts. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

     13. NOTICES. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 6:30 p.m. (New York City time) on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Agreement later than 6:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

                                     IVIVI Technologies, Inc.
                                     224-S Pegasus Avenue
                                     Northvale, New Jersey 07647 Attn: President
                                     Tel: (201) 767-6040 Fax: (201) 784-0620

     or such other address as it shall have specified to the Subscriber in writing, with a copy (which shall not constitute notice) to:

                                     Lowenstein Sandler'
                                     65 Livingston Avenue
                                     Roseland, New Jersey 07068
                                     Attn: Steven M. Skolnick, Esq.
                                     Tel: 973.597.2500; Fax: 973.597.2477

     If to the Holder: ________________

     14. PAYMENT OF TAXES. The Company will pay all documentary stamp taxes attributable to the issuance of shares of Common Stock underlying this Warrant upon exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificate for shares of Common Stock underlying this Warrant in a name other that of the Holder. The Holder is responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving shares of Common Stock underlying this Warrant upon exercise hereof.

IN WITNESS WHEREOF, this Warrant has been duly executed as of February 2005
______.

                                     IVIVI TECHNOLOGIES, INC.


                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                  PURCHASE FORM

To: IVIVI Technologies, Inc.                                 Dated: ___________

The undersigned, pursuant to the provisions set forth in the attached Warrant (No. _____), hereby elects to purchase __________ shares of the Common Stock of IVIVI Technologies, Inc. covered by such Warrant

The undersigned herewith makes payment of the full Exercise Price for such shares at the price per share provided for in such Warrant, plus the return for cancellation of a like number of Corresponding ADMT Warrants. Such payment takes the form of $__________ in lawful money of the United States



                                     ___________________________________________
                                     Print or Type Name


                                     ___________________________________________
                                     (Signature must conform in all respects to name of holder as specified on the face of Warrant)

                                     ___________________________________________
                                     (Street Address)

                                     ___________________________________________
                                     (City) (State) (Zip Code)

                     INSTRUCTIONS FOR REGISTRATION OF STOCK

Name:_______________________________________________
     (Please typewrite or print in block letters)


Signature:
          ---------------------------

Social Security or Employer Identification No.: ________________________________

                                 ASSIGNMENT FORM

FOR VALUE RECEIVED, _______________________________________________hereby sells, assigns and transfer unto:

Name:__________________________________________________________
     (Please typewrite or print in block letters)

Address: ________________________________________________________

Social Security or Employer Identification No.: ______________________________

The right to purchase Common Stock represented by this Warrant to the extent of shares as to which such right is exercisable and does hereby irrevocably constitute and appoint __________ attorney to transfer the same (along with the Corresponding ADMT Warrant) on the books of the Company with full power of substitution.

     Dated: _______________, 200_

                                     Signature:
                                               ---------------------------------

Signature Guaranteed:


-------------------------------------


                                      -13-